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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  APRIL 5, 2005
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                              EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

         DELAWARE                     1-10346                    77-0226211
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(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

            9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CA 91730
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              (Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code:  (909) 987-9220
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On April 5, 2005, we appointed Carmine T. Oliva as our Acting Chief Financial Officer. Mr. Oliva will serve in this capacity during the period in which Randolph D. Foote, our current Chief Financial Officer, is temporarily unavailable for personal reasons.

         Mr. Oliva, age 62, has been Chairman of the Board, President and Chief Executive Officer and a Class III director of Emrise since March 26, 1997 and of our subsidiary, XET Corporation, since he founded XET Corporation in 1983. Mr. Oliva has been Chairman of the Board of XCEL Corporation, Ltd. since 1985, and Chairman and Chief Executive Officer of CXR Larus since March 1997. In 2002, Mr. Oliva obtained a French government working permit and assumed responsibility as President of our CXR-AJ subsidiary. From January 1999 to January 2000, Mr. Oliva served as a director of Digital Transmission Systems Inc. (DTSX), a publicly held company based in Norcross, Georgia. From 1980 to 1983, Mr. Oliva was Senior Vice President and General Manager, ITT Asia Pacific Inc. Prior to holding that position, Mr. Oliva held a number of executive positions with ITT Corporation and its subsidiaries over an eleven-year period. Mr. Oliva attained the rank of Captain in the United States Army and is a veteran of the Vietnam War. Mr. Oliva earned a B.A. degree in Social Studies/Business from Seton Hall University and an M.B.A. degree in Business from The Ohio State University.

         There are no family relationships between Mr. Oliva and any of our other executive officers and directors. We and Mr. Oliva are parties to an employment agreement dated as of January 1, 2001. The agreement is subject to automatic renewal for two consecutive two-year terms beginning on January 1, 2006, unless earlier terminated pursuant to its notice provisions. For 2004, Mr. Oliva's salary and car allowance totaled $309,000, and his bonus was $94,000. The agreement, which is described in our Form 10-K for December 31, 2004, contains severance pay provisions and provides that we will furnish a life insurance policy on Mr. Oliva's life, in the amount of $1 million, payable to Mr. Oliva's estate in the event of his death during the term of the agreement and any renewals of the agreement. The agreement also contains various confidentiality and non-competition provisions and is an exhibit to our Form 10-K. On February 24, 2004, Mr. Oliva was granted a ten-year stock option to purchase up to 26,000 shares of our common stock at an exercise price of $1.00 per share, vesting in two equal annual installments commencing February 24, 2005.

ITEM 8.01.  OTHER EVENTS

         The upcoming special meeting of stockholders of Emrise Corporation has been postponed. The notice of meeting, proxy statement and proxy card that were previously distributed to stockholders indicate that the meeting was scheduled for April 15, 2005. However, due to the temporary unavailability of our Chief Financial Officer for personal reasons, the meeting has been postponed and will be held on Friday, May 6, 2005 at 11:00 a.m. local time, at Emrise Corporation's headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730.

         All holders of record of Emrise Corporation common stock outstanding as of the close of business on March 7, 2005 will be entitled to vote at the special meeting. We encourage all stockholders who are eligible to vote to promptly sign, date and return the proxy card they have received, regardless of whether they plan to attend the special meeting. This will help us secure a quorum and avoid the expense of additional proxy solicitation. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the proxy statement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2005

                                  EMRISE CORPORATION

                                  By: /s/ CARMINE T. OLIVA
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                                      Carmine T. Oliva, Chief Executive Officer


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